UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2014

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma	73107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On May 7, 2014, LSB Industries, Inc. (the “Company”) issued a press release to report its financial results for the first quarter ended March 31, 2014. In a table on page three of the press release, the change in Climate Control net sales for the three months ended March 31, 2014 compared to the three months ended March 31, 2013 of $10 million was presented unbracketed when this amount should have been bracketed. Net sales of the Climate Control Business for three months ended March 31 for 2014 and 2013 were properly presented. The revised press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 of this Form 8-K and the Exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934 (as amended), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (as amended), except as shall be expressly set forth by specific reference to this Item 2.02 in such filing.

Item 9.01. Exhibits

The information contained in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference to such Exhibit 99.1 in such filing.

(d) Exhibits.

Exhibit	Description

99.1	Revised press release issued by LSB Industries, Inc. dated May 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2014

LSB INDUSTRIES, INC.

By:	/s/ Tony M. Shelby
Name:	Tony M. Shelby
Title:	Executive Vice President of Finance and Chief Financial Officer